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                                                                     EXHIBIT 3.2



                           AMENDED AND RESTATED BYLAWS

                                       OF

                        TRAVELERS PROPERTY CASUALTY CORP.

               (FORMERLY NAMED THE TRAVELERS INSURANCE GROUP INC.)
                           (A CONNECTICUT CORPORATION)

                            EFFECTIVE MARCH 19, 2002
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                           AMENDED AND RESTATED BYLAWS
                                       OF
                        TRAVELERS PROPERTY CASUALTY CORP.
               (FORMERLY NAMED THE TRAVELERS INSURANCE GROUP INC.)
                       (HEREINAFTER CALLED THE "COMPANY")

                                    ARTICLE I
                                    LOCATION

                  SECTION 1. The location of the registered office of the Company in Connecticut shall be in the City of Hartford, County of Hartford, State of Connecticut.

                  SECTION 2. The Company shall, in addition to the registered office in the State of Connecticut, establish and maintain an office within or without the State of Connecticut or offices in such other places as the Board of Directors may from time to time find necessary or desirable.

                                   ARTICLE II
                                 CORPORATE SEAL

                  SECTION 1. The corporate seal of the Company shall have inscribed thereon the name of the Company and the year of its creation (1979) and the words "Corporate Seal, Connecticut."


                                   ARTICLE III
                            MEETINGS OF SHAREHOLDERS

                  SECTION 1. The annual meeting of the shareholders, or any special meeting thereof, shall be held at such place as may be designated by the Board of Directors or by the Executive Committee, or by the officer or group of Directors calling any special meeting.

                  SECTION 2. Shareholders entitled to vote may vote at all meetings either in person or by proxy. All proxies shall be filed with the Secretary of the meeting before being voted upon.

                  SECTION 3. A majority of the votes entitled to be cast on a matter by the voting group constitutes a quorum of that voting group for action on that matter except as otherwise provided by law or by the Certificate of Incorporation of the Company. If at any annual or special meeting of the shareholders, a quorum shall fail to attend, a majority in
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interest attending in person or by proxy may adjourn the meeting from time to time, not exceeding one hundred twenty (120) days in all, without notice other than by announcement at the meeting (except as otherwise provided herein) until a quorum shall attend and thereupon any business may be transacted which might have been transacted at the meeting originally called had the same been held at the time so called. If the adjournment is for more than one hundred twenty (120) days, or if, after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at the meeting.

                  SECTION 4. The annual meeting of the shareholders shall be held on such date and at such time as the Board of Directors or the Executive Committee may determine by resolution.

                  SECTION 5. The business to be transacted at the annual meeting shall include the election of Directors and any other matters within the power of the Company which may properly be brought before the meeting.

                  SECTION 6. Notice of the annual meeting shall be mailed by the Secretary to each shareholder entitled to vote, at such shareholder's last known post office address, at least ten (10) days but not more than sixty (60) days prior to the meeting.

                  SECTION 7. Except as otherwise required by law, special meetings of the shareholders may be called by the Chairman of the Board, the Vice Chairman of the Board, the Chief Executive Officer, the Chairman of the Executive Committee, the President or the Secretary. A special meeting shall be called at the request, in writing, of a majority of the Board of Directors or of the Executive Committee, or by the vote of the Board of Directors or of the Executive Committee and shall be called by the Chairman of the Board the Vice Chairman of the Board, the Chief Executive Officer, the Chairman of the Executive Committee, the President or the Secretary at the request of the shareholders only to the extent required by the Connecticut Business Corporation Act.

                  SECTION 8. Notice of each special meeting, indicating briefly the purpose or purposes thereof, shall be mailed by the Secretary to each shareholder entitled to vote, at such shareholder's last known post office address, at least ten (10) days but not more than sixty (60) days prior to the meeting.

                  SECTION 9. If the entire Board of Directors becomes vacant, any shareholder may call a special meeting in the same manner that the Chairman of the Board may call such meeting, and Directors for the unexpired terms may be elected at said special meeting in the manner provided for their election at annual meetings.

                  SECTION 10. Unless the Connecticut Business Corporation Act or the Certificate of Incorporation requires a greater number of affirmative votes, actions to be

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voted upon by the shareholders (other than the election of Directors) at a meeting at which a quorum is present shall be approved if the votes cast in favor of such action by shares entitled to vote on such action exceed the votes cast in opposition to such action. Unless otherwise provided in the Certificate of Incorporation, Directors shall be elected by a plurality of votes cast by shares entitled to vote for Directors at a meeting at which a quorum is present.

                  SECTION 11. A. No business may be transacted at a meeting of shareholders, other than business that is either (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors (or any duly authorized committee thereof), (ii) otherwise properly brought before the meeting by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (iii) otherwise properly brought before the meeting by any shareholder of the Company (x) who is a shareholder of record on the date of the giving of the notice provided for in this Bylaw and on the record date for the determination of shareholders entitled to vote at such meeting and (y) who complies with the notice procedures set forth in this Bylaw.

                  B. In addition to any other applicable requirements for business to be properly brought before a meeting by a shareholder, such shareholder must have given timely notice thereof in proper written form to the Secretary of the Company.

                  C. To be timely for an annual meeting of shareholders, a shareholder's notice to the Secretary must be delivered to or mailed and received at the principal executive offices of the Company not less than ninety
(90) days nor more than one hundred twenty (120) days prior to the anniversary date of the immediately preceding annual meeting of shareholders; provided, however, that, in the event that the annual meeting is called for a date that is not within twenty-five (25) days before or after such anniversary date, notice by the shareholder in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which notice of the date of the annual meeting was mailed or public disclosure of the date of the annual meeting was made, whichever first occurs.

                  D. To be timely, a demand for a special meeting of shareholders, that meets the requirements of Section 33-696 of the CBCA, must be delivered by one or more shareholders to the Secretary of the Company no later than ninety (90) days prior to the date such meeting is proposed to be held.

                  E. To be in proper written form, a shareholder's notice to the Secretary must set forth as to each matter such shareholder proposes to bring before the meeting (i) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting,
(ii) the name and record address of such shareholder, (iii) the class and series and number of shares of each class and series of capital stock of the Company which are owned beneficially or of record by such

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shareholder, (iv) a description of all arrangements or understandings between such shareholder and any other person or persons (including their names) in connection with the proposal of such business by such shareholder and any material interest of such shareholder in such business and (v) a representation that such shareholder is a holder of record of stock of the Company entitled to vote at such meeting and that such shareholder intends to appear in person or by proxy at the meeting to bring such business before the meeting.

                  F. In addition, notwithstanding anything in this Bylaw to the contrary, a shareholder intending to nominate one or more persons for election as a director at an annual or special meeting of shareholders must comply with
Article IV, Section 3 of these Bylaws for such nominations to be properly brought before such meeting.

                  G. No business shall be conducted at an annual meeting of shareholders except business brought before such annual meeting in accordance with the procedures set forth in this Bylaw; provided, however, that, once business has been properly brought before an annual meeting in accordance with such procedures, nothing in this Bylaw shall be deemed to preclude discussion by any shareholder of any such business. If the Chairman of an annual meeting determines that business was not properly brought before an annual meeting in accordance with the foregoing procedures, the Chairman shall declare to the meeting that the business was not properly brought before the meeting and such business shall not be transacted.

                  H. No business shall be conducted at a special meeting of shareholders except for such business as shall have been brought before the meeting pursuant to the notice of meeting.


                                   ARTICLE IV
                                    DIRECTORS

                  SECTION 1. The affairs, property and business of the Company shall be managed by or under the direction of a Board of Directors, with the exact number of Directors to be determined from time to time solely by resolution adopted by affirmative vote of a majority of the entire Board of Directors. The election and term of Directors shall be as provided in the Certificate of Incorporation of the Company.

                  SECTION 2. Vacancies in the Board of Directors shall be filled as provided in the Certificate of Incorporation of the Company.

                  SECTION 3. A. Only persons who are nominated in accordance with the following procedures shall be eligible for election as Directors of the Company, subject to the rights of holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect Directors under specified circumstances.

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Nominations of persons for election to the Board of Directors may be made at any annual meeting of shareholders, or at any special meeting of shareholders called for the purpose of electing Directors, (i) by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (ii) by any shareholder of the Company (x) who is a shareholder of record on the date of the giving of the notice provided for in this Bylaw and on the record date for the determination of shareholders entitled to vote at such meeting and (y) who complies with the notice procedures set forth in this Bylaw.

                  B. In addition to any other applicable requirements, for a nomination to be made by a shareholder, such shareholder must have given timely notice thereof in proper written form to the Secretary of the Company.

                  C. To be timely, a shareholder's notice to the Secretary must be delivered to or mailed and received at the principal executive offices of the Company (a) in the case of an annual meeting, not less than ninety (90) days nor more than one hundred twenty (120) days prior to the anniversary date of the immediately preceding annual meeting of shareholders; provided, however, that in the event that the annual meeting is called for a date that is not within twenty-five (25) days before or after such anniversary date, notice by the shareholder in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which notice of the date of the annual meeting was mailed or public disclosure of the date of the annual meeting was made, whichever first occurs; and (b) in the case of a special meeting of shareholders called for the purpose of electing Directors, not later than the close of business on the tenth (10th) day following the day on which notice of the date of the special meeting was mailed or public disclosure of the date of the special meeting was made, whichever first occurs.

                  D. To be in proper written form, a shareholder's notice to the Secretary must set forth (a) as to each person whom the shareholder proposes to nominate for election as a Director (i) the name, age, business address and residence address of the person, (ii) the principal occupation and employment of the person, (iii) the class and series and number of shares of each class and series of capital stock of the Company which are owned beneficially or of record by the person and (iv) any other information relating to the person that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies for the election of Directors pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (or in any law or statute replacing such section), and the rules and regulations promulgated thereunder; and (b) as to the shareholder giving the notice (i) the name and record address of such shareholder, (ii) the class and series and number of shares of each class and series of capital stock of the Company which are owned beneficially or of record by such shareholder, (iii) a description of all arrangements or understandings between such shareholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such shareholder, (iv) a representation that such shareholder is a holder of record of stock of the Company entitled

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to vote at such meeting and that such shareholder intends to appear in person or by proxy at the meeting to nominate the person or persons named in its notice and (v) any other information relating to such shareholder that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies for the election of Directors pursuant to Section 14 of the Exchange Act (or in any law or statute replacing such section) and the rules and regulations promulgated thereunder. Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a Director if elected.

                  E. No person shall be eligible for election as a Director of the Company unless nominated in accordance with the procedures set forth in this Bylaw. If the Chairman of the meeting determines that a nomination was not made in accordance with the foregoing procedures, the Chairman shall declare to the meeting that the nomination was defective and such defective nomination shall be disregarded.

                                    ARTICLE V
                             POWERS OF THE DIRECTORS

                  SECTION 1. All corporate powers shall be exercised by or under the authority of, and the business and affairs of the Company managed by or under the direction of the Board of Directors, subject, nevertheless, to the provisions of the laws of the State of Connecticut, of the Certificate of Incorporation of the Company and of these Bylaws.

                  SECTION 2. The Directors and members of the Executive Committee and other committees appointed by the Board of Directors or by the Executive Committee may receive such compensation and other remuneration as may, from time to time, be authorized by the Board of Directors.

                  SECTION 3. The indemnification of, and advance of expenses to directors, officers, employees and agents of the Company shall be in accordance with the Certificate of Incorporation of the Company. Notwithstanding the foregoing, the treatment of indemnification and advancement of expenses in the Certificate of Incorporation shall in no way be exclusive of any other rights of indemnification to which any such person may be entitled, under any bylaw, agreement, vote of shareholders or disinterested Directors or otherwise, and shall inure to the benefit of the heirs and personal representatives of such person.

                  SECTION 4. In discharging his or her duties, a Director is entitled to rely on information, opinions, reports or statements, including financial statements and other financial data, if prepared or presented by: (1) one or more officers or employees of the Company whom the Director reasonably believes to be reliable and competent in the

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matters presented; (2) legal counsel, public accountants or other persons as to matters the Director reasonably believes are within the person's professional or expert competence; or (3) a committee of the Board of Directors of which he or she is not a member if the Director reasonably believes the committee merits confidence.

                                   ARTICLE VI
                            MEETINGS OF THE DIRECTORS

                  SECTION 1. The Board of Directors shall meet as soon as convenient after the annual meeting of shareholders at such place as may be designated by the Board of Directors or the Executive Committee, for the purpose of organization and the transaction of any other business which may properly come before the meeting.

                  SECTION 2. Regular meetings of the Board of Directors may be held without notice at such time and place as may be determined from time to time by resolution of the Board of Directors.

                  SECTION 3. One-third of the total number of Directors shall constitute a quorum at any meeting of the Board of Directors or any committee thereof except when the Board of Directors or any committee thereof consists of two Directors, then one Director shall constitute a quorum for the transaction of business, but the Directors present, though fewer than a quorum, may adjourn the meeting to another day. The vote of the majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board of Directors or the committee thereof, as the case may be.

                  SECTION 4. Special meetings of the Board of Directors may be called by the Board of Directors, the Executive Committee, the Chairman of the Board, or at the request in writing of three Directors, on one day's notice, or other reasonable notice, to each Director, either personally, by mail, by telephone, or by a nationally recognized delivery service, and may be held at such time as the Board of Directors, the Executive Committee or the Chairman of the Board may determine. If the Board of Directors, the Executive Committee or the Chairman of the Board so determines, such special meetings may be held at some place other than at the office of the Company in the City of Hartford.

                  SECTION 5. In the absence of both the Secretary and any Assistant Secretary, the Board of Directors shall appoint a secretary to record all votes and the minutes of its proceedings.

                  SECTION 6. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if a written consent or consents to such action are signed by all of the members of the Board of

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Directors or committee, as the case may be, and such written consent or consents are filed with the minutes of the proceedings of the Board of Directors or such committee.

                  SECTION 7. Unless otherwise provided by the Certificate of Incorporation of the Company or these Bylaws, members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors or such committee by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section 7 shall constitute presence in person at such meeting.

                                   ARTICLE VII
                                   COMMITTEES

                  SECTION 1. The Board of Directors may designate from their number standing and other committees and may invest them with all their own powers, except as otherwise provided in the Connecticut Business Corporation Act, subject to such conditions as they may prescribe, and all committees so appointed shall keep regular minutes of their transactions and shall cause such minutes to be recorded in books kept for that purpose in the office of the Company and shall report the same to the Board of Directors.

                                  ARTICLE VIII
                               EXECUTIVE COMMITTEE

                  SECTION 1. The Board of Directors may designate an Executive Committee of not more than ten nor fewer than two persons from among their own number. One-third of the members of the Executive Committee shall constitute a quorum except when the Executive Committee consists of two, then one member shall constitute a quorum. Any vacancy on the Executive Committee shall be filled by the Board of Directors.

                  SECTION 2. The Executive Committee shall exercise all powers of the Board of Directors between the meetings of said Board except as otherwise provided in the Connecticut Business Corporation Act. The vote of a majority of the members present at a meeting at which a quorum is present shall be the act of the Executive Committee.

                  SECTION 3. Regular meetings of the Executive Committee shall be held without notice at such time and place as may be determined from time to time by resolution of the Executive Committee. Special meetings of the Executive Committee may be called at any time upon one day's notice, or other reasonable notice, either personally, by mail, by telephone or by a nationally recognized delivery service, by the Chairman of the Board, the

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Chairman of the Executive Committee, or by any two members of the Executive
Committee.

                  SECTION 4. In the absence of both the Secretary and any Assistant Secretary, the Executive Committee shall appoint a secretary who shall keep regular minutes of the actions of the said Committee and report the same to the Board of Directors.

                  SECTION 5. The Board of Directors may designate from the members of the Executive Committee a Chairman of the Executive Committee. If the Board of Directors should not make such designation, the Executive Committee may designate a Chairman of the Executive Committee.

                                   ARTICLE IX
                             OFFICERS OF THE COMPANY

                  SECTION 1. The officers of the Company may consist of a Chairman of the Board of Directors, a Chief Executive Officer, a President, a Chief Operating Officer, one or more Vice Chairmen, one or more Vice Presidents, a Controller, a Secretary and a Treasurer. There also may be such other officers and assistant officers as, from time to time, may be elected or appointed by the Board of Directors or by the Executive Committee or by such officers as may be authorized by a resolution of the Board of Directors.

                                    ARTICLE X
                       CHAIRMAN AND OFFICERS - HOW CHOSEN

                  SECTION 1. At the first meeting after the annual meeting of shareholders, the Directors shall elect from among their own number a Chairman of the Board. They may also elect one or more Vice Chairmen, a Chief Executive Officer, a President, a Chief Operating Officer, one or more Vice Presidents, a Controller, a Secretary and a Treasurer, to hold office for such time as shall be determined by the Board of Directors or until others are elected and qualify in their stead or until their earlier resignation or removal.

                  SECTION 2. The Directors or the Executive Committee shall also elect or appoint such other officers and assistant officers as from time to time they may determine, who shall hold office during the pleasure of the Board or of the Executive Committee.


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                                   ARTICLE XI
                     CHAIRMAN OF THE BOARD AND VICE CHAIRMAN

                  SECTION 1. The Chairman of the Board shall have the general powers and duties usually vested in the Chairman of the Board of a corporation and shall preside at all meetings of the Board of Directors. He or she shall see that all orders and resolutions of the Board of Directors and the Executive Committee are carried into effect.

                  SECTION 2. The Vice Chairman, if any, shall preside at all meetings of the Board of Directors in the absence of the Chairman of the Board, unless the Board of Directors appoints another Director or officer of the Company to so preside.


                                   ARTICLE XII
                             CHIEF EXECUTIVE OFFICER

                  SECTION 1. The Chief Executive Officer shall have general supervision and direction over the business and policies of the Company and over all the other officers (other than the Chairman of the Board) of the Company and shall see that their duties are properly performed. He or she shall have primary responsibility for the general management of the Company, subject to the direction of the Board of Directors.

                  SECTION 2. The Chief Executive Officer shall preside at all meetings of the Board of Directors in the absence of the Chairman of the Board and the Vice Chairman, unless the Board of Directors appoints another Director or officer of the Company to so preside.

                                  ARTICLE XIII
                                    PRESIDENT

                  SECTION 1. The President shall be responsible for the day-to-day active management of the business of the Company under the general supervision of the Chief Executive Officer. In the absence of the Chief Executive Officer, the President shall perform the duties of the Chief Executive Officer and, when so acting, shall have all the powers of and be subject to all the restrictions upon the Chief Executive Officer.

                                   ARTICLE XIV
                             CHIEF OPERATING OFFICER

                  SECTION 1. The Chief Operating Officer shall perform such duties and exercise such powers on behalf of the Company as may be assigned to the Chief Operating Officer by the Board of Directors, the Executive Committee, the Chief Executive Officer or the President. In the absence of the President, the Chief Operating Officer shall perform

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the duties of the President and, when so acting, shall have all the powers of and be subject to all the restrictions upon the President.

                                   ARTICLE XV
                                 VICE PRESIDENTS

                  SECTION 1. Each Vice President shall have such powers and perform such duties as may be assigned to him or her by the Board of Directors, the Executive Committee or his or her superior officers. The Board of Directors may add to the title of any Vice President such distinguishing designation as may be deemed desirable, which designation may reflect seniority, duties or responsibilities of such Vice President. In the absence of the President, any Vice President designated by the Chairman of the Board may perform the duties and exercise the powers of the President.

                                   ARTICLE XVI
                                   CONTROLLER

                  SECTION 1. The Controller shall have charge of and supervise all accounting matters, the preparation of all accounting reports and statistics of the Company, and shall perform the duties usually incident to the office of the Controller. He or she shall submit such reports and records to the Board of Directors or the Executive Committee as may be requested by them, by the Chairman of the Board, by the Vice Chairman, by the President, or by his or her superior officers.

                                  ARTICLE XVII
                                    SECRETARY

                  SECTION 1. The Secretary shall attend all sessions of the Board of Directors and of the Executive Committee, shall act as clerk thereof and record all votes and the minutes of all proceedings in a book to be kept for that purpose and shall perform like duties for the standing committees of the Board of Directors when requested.

                  SECTION 2. The Secretary shall see that proper notice is given of all meetings of the shareholders of the Company, of the Board of Directors and of the Executive Committee. In his or her absence, or in case of his or her failure or inability to act, an Assistant Secretary or a secretary pro-tempore shall perform his or her duties and such other duties as may be prescribed by the Board of Directors.

                  SECTION 3. The Secretary shall keep account of certificates of stock or other receipts and securities representing an interest in or to the capital of the Company,

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transferred and registered in such form and manner and under such regulations as the Board of Directors may prescribe.

                  SECTION 4. The Secretary shall keep in safe custody the contracts, books and such corporate records as are not otherwise provided for and the seal of the Company. He or she shall affix the seal to any instrument requiring the same and the seal, when so affixed, shall be attested by the signature of the Secretary, an Assistant Secretary, the Treasurer or an Assistant Treasurer.

                                  ARTICLE XVIII
                                    TREASURER

                  SECTION 1. The Treasurer shall keep full and accurate accounts of receipts and disbursements in books belonging to the Company and shall deposit all money in the name of, for the account of or to the credit of the Company in such depositories as may be designated by the Board of Directors or by the Executive Committee, and shall keep all securities and other valuable effects in a safe place designated by the Board of Directors or the Executive Committee.

                  SECTION 2. The Treasurer shall perform such other duties as the Board of Directors, the Executive Committee or his or her superior officers may from time to time prescribe or require.


                                   ARTICLE XIX
                               DUTIES OF OFFICERS

                  SECTION 1. In addition to the duties specifically enumerated in these Bylaws, all officers and assistant officers of the Company shall perform such other duties as may be assigned to them from time to time by the Board of Directors, the Executive Committee, or by their superior officers.

                  SECTION 2. The Board of Directors or Executive Committee may change the powers or duties of any officer or assistant officer or delegate the same to any other officer, assistant officer or person.

                  SECTION 3. Every officer and assistant officer of the Company shall from time to time report to the Board of Directors, the Executive Committee or to his or her superior officers all matters within his or her knowledge which the interests of the Company may require be brought to their notice.


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                                   ARTICLE XX
           CERTIFICATES OF STOCK, SECURITIES, NOTES, RECORD DATE, ETC.

                  SECTION 1. Certificates of stock, or other receipts and securities representing an interest in or to the capital of the Company shall bear the signature of the Chairman of the Board, any Vice Chairman, the President or any Vice President and bear the countersignature of the Secretary or any Assistant Secretary or the Treasurer or any Assistant Treasurer.

                  SECTION 2. Nothing in this Article XX shall be construed to limit the right of the Company, by resolution of its Board of Directors or Executive Committee, to authorize, under such conditions as the Board or such Committee may determine, the facsimile signature by any properly authorized officer of any instrument or document that the Board of Directors or the Executive Committee may determine.

                  SECTION 3. In case any officer, transfer agent or registrar who shall have signed or whose facsimile signature shall have been used on any certificates of stock, notes or securities shall cease to be such officer, transfer agent or registrar of the Company, whether because of death, resignation or otherwise, before the same shall have been issued by the Company, such certificates of stock, notes and securities may nevertheless be adopted by the Company and be issued and delivered as though the person or persons who signed the same or whose facsimile signature or signatures shall have been used thereon had not ceased to be such officer, transfer agent or registrar of the Company.

                  SECTION 4. All transfers of the stock of the Company shall be made upon the books of the Company by the owners of the shares in person or by their legal representatives.

                  SECTION 5. Certificates of stock shall be surrendered and canceled at the time of transfer.

                  SECTION 6. The Company shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and accordingly shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as expressly provided by the laws of the State of Connecticut.

                  SECTION 7. In the case of a loss or the destruction of a certificate of stock, another may be issued in its place upon satisfactory proof of such loss or destruction and the giving of a bond of indemnity, unless waived, approved by the Board of Directors, by the Executive Committee or by any officer designated by the Board of Directors or the Executive Committee.


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                  SECTION 8. In order that the Company may determine the
shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than seventy (70) days before the date of such meeting, nor more than seventy (70) days prior to any other action. A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting unless the Board of Directors fixes a new record date for the adjourned meeting, which it must do if the meeting is adjourned to a date more than one hundred twenty (120) days after the date fixed for the original meeting.

                                   ARTICLE XXI
                CHECKS, LOANS, COMMERCIAL PAPER, CONTRACTS, ETC.

                  SECTION 1. Any two of the following officers who are authorized by the Board of Directors or Executive Committee, to wit, the Chairman of the Board, any Vice Chairman, the Chief Executive Officer, the President, the Chief Operating Officer, any Vice President, the Secretary or the Treasurer, not being the same person, or any of them together with an Assistant Vice President, an Assistant Secretary or an Assistant Treasurer, shall have the authority to sign and execute on behalf of the Company as maker, drawer, acceptor, guarantor, endorser, assignor or otherwise, all notes, collateral trust notes, debentures, drafts, bills of exchange, acceptances, securities and commercial paper of all kinds.

                  SECTION 2. The Chairman of the Board, any Vice Chairman, the Chief Executive Officer, the President, the Chief Operating Officer, any Vice President, the Secretary, the Treasurer or any other person, when such officer or other person is authorized by the Board of Directors or Executive Committee, shall have authority, on behalf of and for the account of the Company, (a) to borrow money against duly executed obligations of the Company; (b) to sell, discount or otherwise dispose of notes, collateral trust notes, debentures, drafts, bills of exchange, acceptances, securities, obligations of the Company and commercial paper of all kinds; (c) to sign orders for the transfer of money to affiliated or subsidiary companies; and (d) to execute contracts.

                  SECTION 3. The Board of Directors or the Executive Committee may either in the absence of any of said officers or persons, or for any other reason, appoint some other officer or some other person to exercise the powers and discharge the duties of such officer or person under this Article, and the officer or person so appointed shall have all the power and authority hereby conferred upon the officer for whom he or she may be appointed so to act.


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                  SECTION 4. Commercial paper, in the form of short term
promissory notes, of the Company issued by arrangement with a bank duly authorized by the Board of Directors or Executive Committee of the Company shall be issued under the manual signature of one of the officers of the Company and manually co-signed on behalf of the Company by an employee of the bank approved by the Company; provided, however, that the Board of Directors or Executive Committee may, by resolution, provide, with such protective measures as they may prescribe, that, in lieu of the manual signature of an officer of the Company on any such commercial paper of the Company issued by an authorized bank as aforesaid, the facsimile signature of an officer of this Company may be used thereon, and said facsimile signature, when placed thereon, shall have the same effect as though said commercial paper had been manually signed by an officer of the Company.

                                  ARTICLE XXII
                                   FISCAL YEAR

                  SECTION 1. The fiscal year of the Company shall begin the first day of January and terminate on the thirty-first day of December in each year.


                                  ARTICLE XXIII
                                     NOTICE

                  SECTION 1. Whenever under the provisions of the laws of the State of Connecticut or these Bylaws notice is required to be given to any Director, member of the Executive Committee, officer or shareholder, it shall not be construed to mean personal notice, but such notice may be given as permitted by the Connecticut Business Corporation Act and these Bylaws.

                                  ARTICLE XXIV
                                WAIVER OF NOTICE

                  SECTION 1. Any shareholder, Director or member of the Executive Committee may waive in writing any notice required to be given under these Bylaws.

                                   ARTICLE XXV
                               AMENDMENT OF BYLAWS

                  SECTION 1. Except as otherwise provided in the Certificate of Incorporation of the Company, the Board of Directors, at any meeting, may alter or amend these Bylaws, and any alteration or amendment so made may be repealed by the Board of Directors or, as provided below, by the shareholders at any meeting duly called. The

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shareholders shall have the power to make, amend and repeal these Bylaws, provided, however, that these Bylaws shall not be amended or repealed, nor shall any Bylaw provision be adopted, other than in accordance with the Certificate of Incorporation of the Company.


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